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                                                                    EXHIBIT 3.19

                                    RESTATED
                           ARTICLES OF INCORPORATION

                      ARTICLE I- Name and Principal Office
                      ------------------------------------

    Name of Corporation:
    -------------------

    Active Products Corporation

    Principal Office: The address of the principal office of the Corporation is:
    ----------------

    Post Office Address                City             State          ZIP Code
    -------------------                ----             -----          --------
    32901 Gratiot Avenue               Roseville        Michigan       48066

                    ARTICLE II - Registered Office and Agent
                    ----------------------------------------

     Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

     Name of Registered Agent:
     -------------------------
     National Registered Agents, Inc.

     Address of Registered Office       City             State          ZIP Code
     --------------------------         ----             -----          --------
     320 N. Meridian Street, Suite 817  Indianapolis     Indiana        46204

                        ARTICLE III - Authorized Shares
                        -------------------------------

     Number of shares of the Corporation is authorized to issue: 1,000 shares of Common Stock, $.01 par value per share.

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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                          ACTIVE PRODUCTS CORPORATION

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of state of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is July 29, 1999.


                                   In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-ninth day of July, 1999.